Exhibit 99.1

Lawson Products, Inc. Announces 2007 Fourth Quarter and Annual Results

DES PLAINES, Ill.--(BUSINESS WIRE)--Lawson Products, Inc. (NASDAQ:LAWS) (the “Company”), a distributor of products, services, and solutions to the maintenance, repair, and operations (MRO) and original equipment manufacturer (OEM) marketplaces, today announced financial results for its fourth quarter and year ended December 31, 2007.

For the fourth quarter 2007, net sales from continuing operations were $122.9 million, a decrease of $1.7 million from the comparable prior year quarter. Net income for the quarter was $4.0 million, compared to net income of $1.3 million in the fourth quarter of 2006. Diluted income per share was $0.47 for the quarter, compared to income of $0.16 per share a year ago.

For the full year 2007, net sales were $509.7 million, a slight decrease from $511.4 million in 2006. Operating income was $20.4 million in 2007 compared to $23.0 million in the prior year. Net income decreased 15.7 percent to $10.6 million for 2007 compared with $12.6 million for 2006. Diluted earnings per share were $1.25 in 2007, a 12.0 percent decrease from $1.42 in 2006.

“Our 2007 financial results did not hit our targets, but we believe we made important progress last year. We made significant investments in our sales and operations capabilities that position us to deliver a stronger performance in 2008 and beyond,” said Thomas Neri, President and CEO. The investments support the Company’s new strategy of servicing its MRO accounts through a unified sales force that offers easy access to an expanded number of products and in targeting customers in high-potential markets.

Mr. Neri further stated: “One such operations investment was the expansion of our Reno, Nevada distribution center. That facility will house inventory from three previously distinct Lawson businesses, which should better support our ability to go to market as an integrated MRO supplier instead of as separate companies. These changes should also make it more cost efficient for customers to do business with Lawson.”

Mr. Neri continued, “The Reno project was completed in the fourth quarter of 2007 and did not immediately deliver the expected benefits in service levels. Initial order fulfillment levels were lower than expected and that limited our sales in the final quarter. We anticipate that fulfillment levels at the Reno facility will improve in early 2008. The current year will see a continued focus on upgrading supply chain operations. Our aim is to make these operations a competitive advantage that deliver accurate, complete, and timely orders and information to customers.”

Gross profit margins for the fourth quarter and full-year 2007 were 58.6 percent and 59.1 percent, respectively, and were lower compared to 59.4 percent and 59.4 percent in the respective prior year periods. Higher overall product costs produced the 2007 decline in gross profit margins.

A sharper focus on productivity enhancements delivered full-year 2007 and fourth-quarter efficiency gains that helped offset the declines in sales and gross profits. These efforts produced a 3.8 percent decrease in selling, general and administrative (S,G&A) expenses for 2007 compared to 2006. In part, last year’s efforts on improving productivity involved restructuring certain areas of the organization, eliminating non-core positions, and redeploying resources to more value-added work. In addition, the Company re-aligned its MRO sales management, reducing the number of sales regions in its MRO business from 28 to 18.

Fourth quarter 2007 S,G&A expenses were $63.6 million compared to $69.8 million in the prior year period. During the fourth quarter 2007 the primary driver of lower S,G&A was lower compensation costs, including a $4.6 million reduction in costs (compared to the prior year period) associated with the Company’s annual and long-term based incentive plans due to the decline in the Company’s financial performance in 2007. Included in S,G&A costs are legal costs associated with the ongoing investigation by the U.S. Attorney’s Office for the Northern District of Illinois. The Company incurred expenses of $0.9 million for legal costs associated with this investigation in the quarter ended December 31, 2007, and $0.7 million in the prior-year period, and $5.8 million for the full-year 2007 compared to $3.2 million in 2006.

The effective tax rates for the fourth quarter and full year 2007 were 38.8 percent and 43.5 percent, respectively, which were lower than the prior year comparable amounts of 61.7 percent and 45.5 percent. The 2006 effective tax rates reflected additional tax expenses due to the removal of tax deductions taken in prior years related to discontinued customer loyalty programs.

About Lawson Products, Inc.

Lawson Products, Inc. is a leader in selling and distributing services, systems and products to the industrial, commercial and institutional maintenance, repair and operations (MRO) market. The Company also manufacturers, sells and distributes production and specialized component parts to the original equipment marketplace (OEM) including the automotive, appliance, aerospace, construction and transportation industries.

This release contains certain forward-looking statements that involve risks and uncertainties. The terms “may,” “should,” “could,” “anticipate,” “believe,” “continues”, “estimate,” “expect,” “intend,” “objective,” “plan,” “potential,” “project” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Such statements speak only as of the date of the news release and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the expectations. These risks include, but are not limited to: the impact of governmental investigations, such as the ongoing investigation by U.S. Attorney’s Office for the Northern District of Illinois; excess and obsolete inventory; disruptions of the Company’s information systems; risks of rescheduled or cancelled orders; increases in commodity prices; the influence of controlling stockholders; competition and competitive pricing pressures; the effect of general economic conditions and market conditions in the markets and industries the Company serves; the risks of war, terrorism, and similar hostilities; and, all of the factors discussed in the Company’s “Risk Factors” set forth in its Annual Report on Form 10-K for the year ended December 31, 2006. The Company undertakes no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

Lawson Products, Inc.
Consolidated Balance Sheets
(UNAUDITED)

	December 31,
	2007	2006
	(Dollars in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$1,671	$3,391
Accounts receivable, less allowance for doubtful accounts (2007 — $1,376; 2006 — $1,332)	58,882	60,401
Inventories	96,785	90,272
Miscellaneous receivables	4,422	3,106
Prepaid expenses	5,881	4,748
Deferred income taxes	3,226	3,538
Discontinued current assets	1,064	2,150
Total current assets	171,931	167,606
Property, plant and equipment, net	53,031	42,664
Other assets:
Cash value of life insurance	23,702	20,996
Deferred income taxes	21,344	20,341
Goodwill	27,999	27,999
Other intangible assets, net	1,263	1,513
Other	593	170
Discontinued non current assets	—	3
	74,901	71,022
Total assets	$299,863	$281,292
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$11,000	$—
Accounts payable	16,266	14,055
Accrued expenses and other	47,968	46,736
Discontinued current liabilities	322	1,864
Total current liabilities	75,556	62,655
Noncurrent liabilities and deferred credits:
Accrued liability under security bonus plans	25,491	25,522
Deferred compensation and other liabilities	24,455	22,798
	49,946	48,320

Stockholders’ equity:
Preferred Stock, $1 par value: Authorized — 500,000 shares; Issued and outstanding — None	—	—
Common Stock, $1 par value: Authorized — 35,000,000 shares; Issued — 2007 — 8,522,001 shares; 2006 — 8,521,001 shares	8,522	8,521
Capital in excess of par value	4,774	4,749
Retained earnings	160,606	158,008
	173,902	171,278
Accumulated other comprehensive income (loss)	459	(961)
Total stockholders’ equity	174,361	170,317
Total liabilities and stockholders’ equity	$299,863	$281,292

Lawson Products, Inc.
Consolidated Statements of Income
(UNAUDITED)

	Three Months Ended December 31,		Year Ended Ended December 31,
(in thousands, except per share data)	2007	2006	2007	2006
Net sales	$122,935	$124,650	$509,695	$511,377
Cost of goods sold	50,934	50,573	208,714	207,547
Gross profit	72,001	74,077	300,981	303,830

Operating expenses:
Selling, general and administrative expenses	63,553	69,835	268,212	278,780
Severance and other charges	1,293	606	12,328	1,281
Loss on sale of equipment	—	—	—	806
Operating income	7,155	3,636	20,441	22,963

Investment and other income (loss)	(14)	1,106	541	2,307
Interest expense	(248)	(150)	(910)	(150)

Income from continuing operations before income taxes and cumulative effect of accounting change	6,893	4,592	20,072	25,120

Income tax expense	2,677	2,831	8,740	11,418

Income from continuing operations before cumulative effect of accounting change	4,216	1,761	11,332	13,702

Loss from discontinued operations, net of income tax	(207)	(417)	(703)	(729)

Income before cumulative effect of accounting change	4,009	1,344	10,629	12,973

Cumulative effect of accounting change, net of income tax	—	—	—	(361)
Net income	$4,009	$1,344	$10,629	$12,612

Basic income (loss) per share of common stock:
Continuing operations before cumulative effect of accounting change	$0.49	$0.20	$1.33	$1.54
Discontinued operations	(0.02)	(0.05)	(0.08)	(0.08)
Cumulative effect of accounting change	—	—	—	(0.04)
	$0.47	$0.16	$1.25	$1.42

Diluted income (loss) per share of common stock:
Continuing operations before cumulative effect of accounting change	$0.49	$0.20	$1.33	$1.54
Discontinued operations	(0.02)	(0.05)	(0.08)	(0.08)
Cumulative effect of accounting change	—	—	—	(0.04)
	$0.47	$0.16	$1.25	$1.42

Cash dividends declared per share of common stock	$0.20	$0.20	$0.80	$0.80

Weighted average shares outstanding:
Basic	8,522	8,635	8,522	8,878

Diluted	8,524	8,638	8,524	8,880

CONTACT:
Lawson Products, Inc.
Scott F. Stephens
847-827-9666, ext. 2269